Exhibit 5.1
[Letterhead of Morrison & Foerster LLP]
November 16, 2005
United Dominion Realty Trust, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Ladies and Gentlemen:
     We have acted as counsel to United Dominion Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), relating to the issuance by the Company of an aggregate of 11,000,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).
     In connection with this opinion, we have reviewed the Registration Statement, the Plan, the Company’s filings with the Securities and Exchange Commission, certificates of public officials and certain of the Company’s corporate records, documents, instruments and proceedings taken in connection with the authorization and issuance of the Common Stock, and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.
     In connection with this opinion, we have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity with original documents of all items submitted to us as copies. We have relied on the Company’s records and have assumed the accuracy and completeness thereof. We have also relied, as to matters of fact, upon the accuracy of representations and certificates of officers of the Company. In addition, we have assumed that the number of shares of Common Stock to be issued in connection with the Plan will not exceed, at the time of issuance, the authorized but unissued shares of common stock of the Company.
     Based upon and subject to the foregoing, we are of the opinion that the Common Stock, when issued and delivered upon payment of the purchase price therefor in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland and the federal laws of the United States of America, as in effect on the date hereof.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the Registration Statement.
Very truly yours,
/s/ Morrison & Foerster LLP
Morrison & Foerster LLP

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